Registration No. 333-77807

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	58-0503352
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339

(Address of principal executive offices, including Zip Code)

COCA-COLA ENTERPRISES INC.

NETHERLANDS NL AANDELEN SPAARPLAN

(Full title of the Plan)

John J. Culhane, Esq.

Executive Vice President and General Counsel

Coca-Cola Enterprises Inc.

2500 Windy Ridge Parkway

Atlanta, GA 30339

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (770) 989-3000

DEREGISTRATION

            The Registration Statement on Form S-8 (Registration No. 333-77807) (the “Registration Statement”) of Coca-Cola Enterprises Inc. (the “Company”) pertaining to the registration of 200,000 shares of the Company’s common stock in connection with the Company’s Netherlands NL Aandelen Spaarplan  (the “Plan”) was filed with the Securities and Exchange Commission on May 5, 1999.  The Company has terminated the Plan, and 200,000 shares registered in connection with the Plan were never issued.  Pursuant to an undertaking made by the Company in the Registration Statement, the Company hereby removes 200,000 shares from registration.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 1st day of  March, 2005.

COCA-COLA ENTERPRISES INC. (Registrant)

JOHN R. ALM*
John R. Alm President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

JOHN R. ALM* (John R. Alm)	President, Chief Executive Officer and a Director (principal executive officer)	March 1, 2005

SHAUN B. HIGGINS* (Shaun B. Higgins)	Executive Vice President and Chief Financial Officer (principal financial officer)	March 1, 2005

WILLIAM W. DOUGLAS, III* (William W. Douglas, III)	Vice President, Controller and Principal Accounting Officer (principal accounting officer)	March 1, 2005

LOWRY F. KLINE* (Lowry F. Kline)	Director	March 1, 2005

JOHN L. CLENDENIN* (John L. Clendenin)	Director	March 1, 2005

JAMES E. COPELAND, JR.* (James E. Copeland, Jr.)	Director	March 1, 2005

CALVIN DARDEN* (Calvin Darden)	Director	March 1, 2005

J. TREVOR EYTON* (J. Trevor Eyton)	Director	March 1, 2005

GARY P. FAYARD* (Gary P. Fayard)	Director	March 1, 2005

MARVIN J. HERB* (Marvin J. Herb)	Director	March 1, 2005

L. PHILLIP HUMANN* (L. Phillip Humann)	Director	March 1, 2005

JOHN E. JACOB* (John E. Jacob)	Director	March 1, 2005

JEAN-CLAUDE KILLY* (Jean-Claude Killy)	Director	March 1, 2005

PAULA R. REYNOLDS* (Paula R. Reynolds)	Director	March 1, 2005

*By:	/S/ JOHN J. CULHANE
John J. Culhane Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

24.1	Powers of Attorney.

24.2	Resolution of the Board of Directors.